Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS FROM CONTINUING OPERATIONS OF $0.32 PER DILUTED SHARE AND CONSOLIDATED EARNINGS OF $0.31 PER DILUTED SHARE FOR THE THIRD QUARTER 2009

Global Markets reported third quarter 2009 revenues of $295.2 million, an 18% increase from third quarter 2008 revenues of $250.1 million, driven by market share gains in U.S. equities as well as new products and increased trade volumes in global institutional fixed income

Global Markets reported third quarter 2009 pre-tax income of $58.5 million, a 34% decrease from third quarter 2008 pre-tax income of $88.3 million, due to lower market volatility, higher regulatory transaction fees and ongoing investments in execution quality, global expansion, options market-making and self clearing

In Discontinued Operations, Asset Management recorded additional pre-tax wind-down costs of $1.9 million in the third quarter 2009

JERSEY CITY, New Jersey (October 21, 2009) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported earnings from continuing operations of $30.5 million, or $0.32 per diluted share, and a loss from discontinued operations, net of tax, of $1.3 million, or $0.01 loss per diluted share. On a consolidated basis, the company reported earnings of $29.2 million, or $0.31 per diluted share, for the third quarter of 2009.

For the third quarter of 2008, the company reported earnings from continuing operations of $41.1 million, or $0.46 per diluted share, and a loss from discontinued operations, net of tax, of $4.8 million, or $0.05 loss per diluted share. On a consolidated basis, the company reported earnings of $36.3 million, or $0.40 per diluted share for the third quarter of 2008.

Revenues from continuing operations for the third quarter of 2009 were $299.9 million, compared to $240.8 million for the third quarter of 2008.

“Total revenues in the third quarter were fueled by market share gains in equities and increased fixed income trade volumes amid renewed competitive pressures from the larger firms,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “In equities, we grew average daily dollar value traded and executed more than 13 billion shares per day as competing firms refocused on garnering retail order flow from broker-dealer clients. Demand for bonds and ETFs among institutional clients helped drive commissions and also altered the composition of our commission revenue mix. However, due to the profile of the order flow and increased execution and clearing costs, which include regulatory transaction fees, pre-tax margins were lower. In addition, we continued to invest in new talent, products and services, asset classes and global expansion.”

“Continuing operations” includes the company’s Global Markets and Corporate operating segments. Amounts reported as “Discontinued operations” include the company’s Asset Management segment, which, on March 31, 2009, closed the sale of substantially all of Deephaven’s assets to affiliates of Stark & Roth, Inc. As of that date, Deephaven was replaced as the investment adviser for the Deephaven funds and the company exited from the Asset Management business.

	Q3 2009	Q3 2008
Revenues ($ thousands)	299,930	240,775
Income from continuing operations, net of tax ($ thousands)	30,479	41,101
Loss from discontinued operations, net of tax ($ thousands)	(1,253)	(4,806)
Net income ($ thousands)	29,226	36,295
Diluted EPS from continuing operations ($)	0.32	0.46
Diluted EPS from discontinued operations ($)	(0.01)	(0.05)
Average daily U.S. equity dollar value traded ($ billions)	24.2	20.0
Average daily U.S. equity trades (thousands)	3,947.2	2,581.6
Nasdaq and Listed equity shares traded (billions)	89.9	52.1
OTC Bulletin Board and Pink Sheet shares traded (billions)	755.5	264.8
Average revenue capture per U.S. equity dollar value traded (bps)	1.2	1.5

	YTD 2009	YTD 2008
Revenues ($ thousands)	859,151	624,582
Income from continuing operations, net of tax ($ thousands)	108,318	110,453
Loss from discontinued operations, net of tax ($ thousands)	(34,228)	(12,244)
Net income ($ thousands)	74,090	98,209
Diluted EPS from continuing operations ($)	1.16	1.20
Diluted EPS from discontinued operations ($)	(0.37)	(0.13)
Average daily U.S. equity dollar value traded ($ billions)	22.4	18.0
Average daily U.S. equity trades (thousands)	3,994.6	2,066.0
Nasdaq and Listed equity shares traded (billions)	269.3	120.6
OTC Bulletin Board and Pink Sheet shares traded (billions)	1,462.5	636.0
Average revenue capture per U.S. equity dollar value traded (bps)	1.4	1.4

Global Markets

During the third quarter of 2009, Global Markets generated total revenues of $295.2 million, compared to $250.1 million in the third quarter of 2008. In the third quarter of 2009, Global Markets reported pre-tax income of $58.5 million, compared to pre-tax income of $88.3 million in the third quarter of 2008. Global Markets had pre-tax margins of 20% in the third quarter of 2009, compared to pre-tax margins of 35% in the third quarter of 2008.

“In equities, third quarter revenues and trade volumes held up despite signs of softness in overall U.S. equities volumes,” said Mr. Joyce. “Year-over-year, average daily shares traded at Knight rose 165 percent – predominantly in Bulletin Boards and Pink Sheets – while shares traded in the U.S. equities markets declined two percent. Over the same period, Knight’s net trading revenues increased along with the costs associated with rebates and execution quality as measured by SEC Rule 605 metrics as we worked to retain market share. Despite the shrinking overall institutional equity commission wallet and lower market volatility, commissions from institutional clients rose.”

“In fixed income, we continued to selectively acquire talent, expand product coverage and grow dollar volumes. For example, the recently hired European credit sales and trading team made a significant contribution to revenues. We will continue to keep a close watch as credit spreads tighten. We’re also attentive to the fact the larger firms are rebuilding sales and trading teams and redeploying their balance sheets in trading. At the same time, in foreign exchange, we reached a new high in average daily volumes since the acquisition due to refocused sales efforts and new clients,” Mr. Joyce added.

Corporate

In the third quarter of 2009, the Corporate segment reported a pre-tax loss of $8.8 million, compared to a pre-tax loss of $18.8 million in the third quarter of 2008.

The company’s corporate investment in funds formerly managed by Deephaven recognized a pre-tax gain of $1.1 million during the third quarter of 2009, compared to a pre-tax loss of $8.5 million during the third quarter of 2008.

Headcount from continuing operations at September 30, 2009 was 1,098 full-time employees, as compared to 877 full-time employees at September 30, 2008, reflecting personnel additions related to prior acquisitions and new products throughout the year.

“The upheaval on Wall Street created an historic opportunity to acquire talent, win clients, gain market share and target new opportunities,” said Mr. Joyce. “We’re continually making investments in order to build and protect market share. I believe Knight evolved faster in the market turmoil of the past year, than we could have in normal market conditions over the course of several years. During the third quarter, we made progress in recent initiatives that include global expansion, capital markets, options market-making and self clearing.”

As of September 30, 2009, the company had $402.7 million in cash and cash equivalents as well as a $16.8 million corporate investment in funds formerly managed by Deephaven.

The company had $1.2 billion in stockholders’ equity as of September 30, 2009, equivalent to a book value of $12.55 per diluted share. The company had a book value of $10.49 per diluted share as of September 30, 2008.

During the third quarter of 2009, the company repurchased 180,000 shares for approximately $3.2 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 67.3 million shares for $753.6 million. The company has approximately $246.4 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

Discontinued Operations

In the third quarter of 2009, the company reported a pre-tax loss from discontinued operations of $1.9 million, or $1.3 million, net of tax, which relates to the wind-down of the Asset Management segment. In the third quarter of 2008, the company reported a pre-tax loss from discontinued operations of $7.7 million, or $4.8 million, net of tax. Deephaven was designated a discontinued operation for financial reporting purposes as of the close of business on March 31, 2009.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its third quarter 2009 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, October 21, 2009. To access Knight’s earnings conference call, please dial 888-428-9506 for domestic callers or 719-457-2731 for international callers. When prompted, please enter passcode 2675465. A replay of the third quarter 2009 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, enter passcode 2675465. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for September 2009 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a global capital markets firm that provides market access and trade execution services across multiple asset classes to buy- and sell-side firms. Knight’s hybrid market model features complementary electronic and voice trade execution services in global equities and fixed income as well as foreign exchange, futures and options. The firm is consistently ranked as the leading source of off-exchange liquidity in U.S. equities. Knight also provides capital markets services to corporate issuers. Knight is headquartered in Jersey City, NJ with a growing global presence across North America, Europe and the Asia-Pacific region. For more information, please go to www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company and risks related to the costs and expenses associated with the Company’s exit from the Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$177,025	$132,317	$503,532	$325,067
Net trading revenue	119,595	116,830	354,459	303,780
Interest, net	(1,050)	1,518	(2,687)	7,209
Investment income (loss) and other, net	4,360	(9,890)	3,847	(11,474)

Total revenues	299,930	240,775	859,151	624,582

Expenses
Employee compensation and benefits	139,334	94,269	384,135	234,514
Execution and clearance fees	50,430	27,062	121,953	76,114
Payments for order flow	17,737	10,112	57,813	27,338
Communications and data processing	15,781	11,551	43,850	32,250
Depreciation and amortization	8,777	7,198	25,223	18,673
Occupancy and equipment rentals	5,930	5,405	17,180	14,336
Business development	4,058	4,084	13,497	11,951
Professional fees	3,410	4,071	9,410	12,020
Interest expense	713	1,476	2,669	3,462
Writedown of assets and lease loss accrual (benefit), net	—	2,516	(9,996)	644
Other	4,003	3,478	11,739	6,474

Total expenses	250,173	171,222	677,473	437,776

Income from continuing operations before income taxes	49,757	69,553	181,678	186,806
Income tax expense	19,278	28,452	73,360	76,353

Income from continuing operations, net of tax	30,479	41,101	108,318	110,453
Loss from discontinued operations, net of tax	(1,253)	(4,806)	(34,228)	(12,244)

Net income	$29,226	$36,295	$74,090	$98,209

Basic earnings per share from continuing operations	$0.34	$0.47	$1.22	$1.24

Diluted earnings per share from continuing operations	$0.32	$0.46	$1.16	$1.20

Basic earnings per share from discontinued operations	$(0.01)	$(0.05)	$(0.38)	$(0.14)

Diluted earnings per share from discontinued operations	$(0.01)	$(0.05)	$(0.37)	$(0.13)

Basic earnings per share	$0.33	$0.41	$0.83	$1.10

Diluted earnings per share	$0.31	$0.40	$0.79	$1.07

Shares used in computation of basic earnings per share	89,278	87,612	88,919	89,207

Shares used in computation of diluted earnings per share	93,958	90,076	93,532	92,069

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2009	December 31, 2008
	(In thousands)
ASSETS
Cash and cash equivalents	$402,706	$416,957
Securities owned, held at clearing brokers, at fair value	997,169	476,111
Receivable from brokers and dealers	704,222	341,350
Investment in Deephaven funds	16,830	47,152
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	95,903	81,237
Strategic investments	62,812	83,697
Goodwill	265,530	232,197
Intangible assets, less accumulated amortization	79,966	90,477
Deferred compensation investments	45,012	41,637
Assets within discontinued operations	16,594	84,868
Other assets	133,727	129,743

Total assets	$2,820,471	$2,025,426

LIABILITIES & EQUITY
Liabilities
Securities sold, not yet purchased, at fair value	$737,144	$385,003
Payable to brokers and dealers	479,393	98,138
Accrued compensation expense	172,879	171,392
Accrued expenses and other liabilities	93,347	132,369
Liabilities within discontinued operations	17,515	63,988
Long term debt	140,000	140,000

Total liabilities	1,640,278	990,890

Equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,585	1,544
Additional paid-in capital	736,185	648,716
Retained earnings	1,186,100	1,112,010
Treasury stock, at cost	(744,303)	(734,912)

Total Knight Capital Group, Inc. stockholders’ equity	1,179,567	1,027,358
Noncontrolling interests	626	7,178

Total equity	1,180,193	1,034,536

Total liabilities and equity	$2,820,471	$2,025,426

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Global Markets
Revenues	$295.2	$250.1	$855.7	$637.9
Expenses	236.7	161.8	637.3	406.2

Pre-tax earnings	58.5	88.3	218.4	231.7

Corporate
Revenues	4.7	(9.3)	3.5	(13.3)
Expenses	13.5	9.4	40.2	31.6

Pre-tax earnings	(8.8)	(18.8)	(36.7)	(44.9)

Consolidated
Revenues	299.9	240.8	859.2	624.6
Expenses	250.2	171.2	677.5	437.8

Pre-tax earnings	$49.8	$69.6	$181.7	$186.8

*	Totals may not add due to rounding.